UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100, Folsom, California 95630

(Address of principal executive offices including zip code)

(916) 932-2860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2018, Prism Technologies Group, Inc. (“Prism”) entered into a securities purchase agreement (the “Agreement”) with Novelty Capital Partners I, LLC, a Delaware limited liability company (“Novelty Capital”). The Agreement provides for, among other things:

●

Issuance by Prism of up to $1 million of secured notes to Novelty Capital. The notes will bear interest at 10% and will mature on the third anniversary of the date of the Agreement. The notes generally are secured by Prism’s assets pursuant to a security agreement. On August 9, 2018, Prism issued a note to Novelty Capital and received $600,000, a copy of which is field as an exhibit to this Form 8-K.

●

Issuance by Prism to Novelty Capital of warrants to purchase up to 2,004,663 shares of Prism common stock at an exercise price equal to the fair value of Prism Common Stock on the issue date, subject to certain adjustments. The warrants may not be exercised (absent a corporate transaction) until the third anniversary of the date of the Agreement and expire on the fifth anniversary of the date of the Agreement. A copy of the warrant is filed as an exhibit to this Form 8-K.

●

Issuance by Prism (subject to certain conditions) of contingent value rights to Prism’s common stockholders. The contingent value rights will be issued no later than December 31, 2018 and will represent the right to a pro rata portion of ninety percent of the Net Litigation Proceeds from the Sprint Litigation (each, as defined in the Agreement).

●

Resignation of the current members of Prism’s board of directors and appointment of three board members selected by Novelty Capital. Novelty Capital agreed to cause Prism to honor its indemnification obligations to its directors and to maintain the director and officer indemnification and exculpation provisions existing in its organizational documents.

The proceeds of the issuance of the notes and warrants will be used for working capital purposes. Prism will continue its intellectual property licensing business and will explore acquisitions that have the potential to enhance stockholder value. The description of the Agreement, the Note and the Warrants are qualified in their entirety by reference to the complete text of the documents filed as exhibits to this report. Stockholders should read carefully the exhibits in their entirety.

In connection with the transaction described above, Prism terminated the asset purchase transaction with Amorphous Technologies, Inc. (“ATI”). Following the termination, neither Prism nor ATI have any continuing obligation under the Asset Purchase Agreement filed as an exhibit to the Current Report on Form 8-K dated October 20, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2018, Prism issued a Secured Promissory Note to Novelty Capital for the principal sum of $600,000, which bears interest at 10% per annum and matures on August 9, 2021. The Note may be prepaid in whole or in part at any time without penalty or premium. If an event of default occurs before the maturity date, all unpaid principal, accrued interest and other amounts owing are immediately due, payable and collectible by the not holder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018 each of Hussein A. Enan and Gregory J. Duman resigned from Prism’s board of directors. Neither Mr. Enan nor Mr. Duman had a disagreement with Prism on any matter relating to Prism’s operations, policies or practices.

Concurrently with the resignations described above, Mr. Jonathon R. Skeels, Mr. Richard S. Chernicoff and Mr. Connor Mowles were appointed to Prism’s board of directors.

Jonathon R. Skeels is 36 years old. Mr. Skeels’ business address is care of Novelty Capital, LLC, 620 Newport Center Drive, 11th Floor, Newport Beach, CA 92660. Mr. Skeels’ principal occupation is an investor. Mr. Skeels does not beneficially own any shares of the registrant’s capital stock.

Jonathon R. Skeels has served as Managing Partner of Novelty Capital, LLC and various affiliated entities since June 2014. Mr. Skeels was Vice President and Director of IP Navigation Group, LLC from September 2012 to June 2014 where he was responsible for business development, corporate finance and various investment activities. Prior to IP Navigation Group, LLC, Mr. Skeels was Vice President and Senior Research Analyst of Davenport & Company, LLC from May 2005 to August 2012 where he was responsible for investments in publicly-traded technology companies. Mr. Skeels is the sole manager of Novelty Capital, LLC, which is the manager of Novelty Capital, and has no relationships with the registrant or any of its officers or directors required to be disclosed under Item 401 Regulation S-K.

Richard S. Chernicoff is 53 years old. Mr. Chernicoff’s address is 4309 Forest Avenue SE, Mercer Island, WA 98040. Mr. Chernicoff’s principal occupation is an entrepreneur. Mr. Chernicoff has no interest (of record, beneficially or derivatively) in Prism’s securities.

Mr. Chernicoff served as Great Elm Capital Group, Inc.’s interim chief executive officer from July 2016 to September 2017. Mr. Chernicoff was a member of Great Elm Capital Group, Inc.’s board of directors from March 2014 to March 2018, as its Lead Independent Director from April 2014 to October 2015 and as chairman of its board from October 2015 to July 2016. Mr. Chernicoff was a member of the board of directors of Marathon Patent Group, Inc. from March 2015 to July 2017. Mr. Chernicoff served as interim general counsel of Marathon Patent Group. Prior to joining Great Elm Capital Group, Inc.’s board of directors, Mr. Chernicoff was President of Tessera Intellectual Property Corp. from July 2011 to January 2013. Prior to Tessera, Mr. Chernicoff was President of Unity Semiconductor Corp. Prior to that, Mr. Chernicoff was with SanDisk Corporation where, as Senior Vice President, Business Development, Mr. Chernicoff was responsible for mergers and acquisitions, financings and joint ventures. Previously, Mr. Chernicoff was a mergers and acquisitions partner in the Los Angeles office of Brobeck, Phleger & Harrison LLP, a corporate lawyer in the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP, a member of the staff of the Securities and Exchange Commission in Washington, DC and an auditor in the Los Angeles office of Ernst & Young LLP. Mr. Chernicoff has no relationships with the registrant, Novelty Capital or any of their respective officers or directors required to be disclosed under Item 401 Regulation S-K.

Conner Mowles is 30 years old and his address is , 6315 Velasco Avenue Dallas, TX 75214. Mr. Mowles has no interest (of record, beneficially or derivatively) in Prism’s securities.

Mr. Mowles is a technology executive with experience in business to business and business to consumer software as service, hardware as service, advertising tehnology, and intellectual property sectors. He is currently the Chief Financial Officer of ParkHub, a technology company providing solutions for the global parking industry. Prior to ParkHub, Mr. Mowles was the Head of Corporate Development at Cinsay, Inc., an interactive video technology company backed by venture capital funds. Conner has also served as the Chief Financial Officer of a leading intellectual property services company, a senior investment analyst in the intellectual property and high-tech sector and started his career at KPMG LLP. Conner earned a master’s degree in accounting from the McCombs School of Business at The University of Texas at Austin. He has been recognized as a top 300 intellectual property strategist. Mr. Mowles has no relationships with the registrant, Novelty Capital or any of its officers or directors required to be disclosed under Item 401 Regulation S-K.

Additionally, on August 9, 2018, Mr. Enan resigned as Prism’s Chief Executive Officer and Mr. Duman resigned as Prism’s Chief Financial Officer. On August 9, 2018, Mr. Skeels assumed such offices on an interim basis.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.12	Securities Purchase Agreement, dated as of August 6, 2018, by and between Prism Technologies Group, Inc. and Novelty Capital Partners I, LLC

10.13	$600,000 secured promissory note made by Prism Technologies Group, Inc. on August 9, 2018 in favor of Novelty Capital Partners I, LLC

10.14	Warrant, dated August 9, 2018, registered in the name of Novelty Capital Partners I, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, as of August 10, 2018.

PRISM TECHNOLOGIES GROUP, INC.

By:	/s/ L. Eric Loewe
Name:	L. Eric Loewe
Title:	Senior Vice President, General Counsel and Secretary